Exhibit 23.1

PARKER RANDALL CF (H,K.) CPA LIMITED
Hong Kong Office Suite 201, Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong Tel: + 852 3576 3455 Fax: + 852 2625 1263

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby express our consent to the financial information, including those financial statements and the related notes to the financial statements as contained in the Form S-1 of China Wood, Inc., for filing with the SEC.

 Yours truly,

/s/ Parker Randall
PARKER RANDALL CF (H,K.) CPA LIMITED

Kowloon, Hong Kong
November 30, 2010